INTERNATIONAL DISTRIBUTOR AGREEMENT

This Agreement entered into this 28th day of June, 1996 by and between InfoImaging Technologies, Inc., (hereinafter called "COMPANY"), having its principle place of business at 3977 East Bayshore Road, Suite B, Palo Alto, CA 94303, and Rexton Corporation having its principle place of business at Wada Bldg. 2F, I-Chome 2-6 Komagata, Taito-Ku, Japan (hereinafter called "DISTRIBUTOR").

                           WITNESSETH

That THE PARTIES, in consideration of their respective promises set forth below, agree as follows:

I.   APPOINTMENT AND TERRITORY

DISTRIBUTOR accepts appointment as a exclusive DISTRIBUTOR in the country of Japan for the purpose of marketing by way of sale or lease, or otherwise, COMPANY'S products specified in Attachment "A", DISTRIBUTOR price list.

II.  DATES OF COMING INTO FORCE AND NORMAL EXPIRATION OF THE CONTRACT

This Agreement shall become effective as of the date written above, and shall remain in full force for a period of two (2) years unless terminated.
However, if at any time DISTRIBUTOR shall; (a) commit a breach of any material obligation imposed upon it by this agreement, (b) default in making any payment required hereunder, (c) become insolvent, be subject to a petition in bankruptcy filed by or against committee or creditor, (d) assign or attempt to assign this Agreement, (e) fail to meet minimum sales commitments as outlined in Attachment "C", COMPANY may terminate this agreement by notifying DISTRIBUTOR by certified mail or confirmed fax of the default. DISTRIBUTOR shall have 30 days from this notice to cure said default(s). In the event DISTRIBUTOR does not, termination shall take effect at the end of the thirty
(30) day period.

Such termination shall not prejudice any cause of action or claim or COMPANY which COMPANY may have on account of any breach of this Agreement.

In the event of termination on grounds other than provisions (a) to (d) above, DISTRIBUTOR will receive discounts, as appropriate, on all unfilled orders placed prior to termination.

III.  CONTRACTUAL PRICES

The prices at which COMPANY will sell its products to the DISTRIBUTOR are set forth in Attachment "A". These prices are Ex COMPANY'S factory and is exclusive of State and local taxes. COMPANY'S prices do not include sales, use, excise, value-added or similar taxes. Consequently, in addition to the price specified herein, DISTRIBUTOR shall pay, or reimburse COMPANY for the gross amount of any present or future sales, use, excise, value-added or similar tax applicable to the sale or furnishing of any services of Products hereunder, or to their use by COMPANY with tax exemption evidence acceptable to the tax authorities.

a.  Increases

Prices are Ex COMPANY'S factory and may be changed by COMPANY by notification in writing to the DISTRIBUTOR.

However, no price may be increased for Products purchased under a firm and outstanding order in effect at the time of the price increase notification.

b.  Reductions

If, during the term of this Agreement, COMPANY makes a general price reduction in the prices of any of the Products, such newly established prices shall apply fur the duration of this Agreement or until such prices are further reduced.

IV.  METHOD OF SHIPMENT

Shipment will be made Ex COMPANY'S factory. COMPANY reserves the right to utilize any commercial mode of shipment unless otherwise specified by DISTRIBUTOR at time of order.

V.  RIGHTS AND OBLIGATIONS OF COMPANY

a.  Acceptance of Orders

COMPANY agrees to accept orders placed for Products which are submitted in compliance with this Agreement. Orders shall be considered accepted on the mailing of their forma order acknowledgment. Shipment of all or part of the goods ordered shall also be considered accepted on the same terms, but shipment of an order shall not obligate COMPANY to make further shipments. COMPANY shall have no obligation to ship unless the terms of payment are satisfactory to COMPANY at its sole and absolute discretion, at the time of shipment.

b.  Excusable Delays

COMPANY shall not be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform, due to (1) causes beyond its reasonable control, (2) acts of God, distributor, civil or military authority, government priorities, strike or other labor disturbances, floods, epidemics, war, riot, delays in transportation, (3) COMPANY'S inability to obtain necessary materials, components, services, or facilities.

c.  Marketing Support

COMPANY will supply reasonable quantities of marketing material and Product support information to the DISTRIBUTOR at no charge for the term of this Agreement. COMPANY will also support DISTRIBUTOR in a reasonable cooperative advertising, exhibition and technical support programs mutually agreed upon by both parties. COMPANY'S contribution for cooperative advertising, exhibition and technical support will total a maximum of (*) ((*)) percent of DISTRIBUTOR'S quarterly sales total. Allocated funds may be used at DISTRIBUTOR'S discretion, but pre-approved by COMPANY executive.

*** Confidential Portion Omitted

d.  COMPANY'S Industrial Property Rights

The DISTRIBUTOR will promptly inform COMPANY of any infringement that may come to his notice in the course of his work in respect to patent rights, copyright, trademark, and the like, being the property of or used by COMPANY, and assist COMPANY'S request in taking necessary steps to defend these rights. The DISTRIBUTOR may use COMPANY'S trademark during the life of this Agreement solely in conjunction with the sale of the product and, upon termination of this Agreement shall discontinue all such uses and any representations which make it appear that DISTRIBUTOR is still handing COMPANY'S Products; provided that the DISTRIBUTOR shall be permitted to dispose of inventory after the termination of this Agreement for any reason other than its breach of Contract.

e.  No Power to Enter into Binding Agreements

DISTRIBUTOR shall not sign any contract in the name of COMPANY in any way to any obligation and shall not hold itself out or purport to act as COMPANY'S legal partner or legally empowered agent or representative for any purpose whatsoever.

f.  No Capacity to Act in the Name of InfoImaging

The relationship between COMPANY and DISTRIBUTOR created hereby is intended to be that of vendor and vendee and, with respect to sales by COMPANY to third parties, that of an independent distributor and not that of principal or agent. DISTRIBUTOR shall not, and is not authorized to, enter into any commitment on behalf of COMPANY.

g.  Confidential Information

The DISTRIBUTOR and COMPANY shall maintain in confidence and not use any business and technical information marked "Confidential", which becomes available to either party under or in connection with this Agreement, unless written permission is obtained from the other party. This obligation shall continue for two (2) years after the termination of this Agreement.

h.  Compliance with Laws

The COMPANY'S parties' obligations hereunder shall be at all times subject to the exports, imports, and other laws and regulations of countries.

VI.  RIGHTS AND OBLIGATIONS OF THE DISTRIBUTOR

a.  Maintaining an Adequate Sales Capability

DISTRIBUTOR and DISTRIBUTOR'S customers shall maintain a sales capability to supply and service COMPANY'S Products.

DISTRIBUTOR and DISTRIBUTOR'S customers shall stock Product in inventory sufficient to maintain and expand sales.

b.  Sales Aid and Advertising Matter

DISTRIBUTOR and DISTRIBUTOR'S customers shall effectively advertise and promote COMPANY'S Products utilizing advertising programs in keeping with good business practices.

c.  Product Warranties

The DISTRIBUTOR accepts COMPANY'S Warranty given in Attachment "B", and agrees that such Warranty shall commence at the date of shipment of Products.

d.  Limited Warranty

Neither party will be liable for any direct, indirect, incidental, consequential, or special damages suffered by the other party, its customers, or others arising out of or related to this agreement or the products even if advised of the possibility of such damages.

e.  Non-Assignment of Agreement Clause

DISTRIBUTOR shall not assign all or any part of its interest in this Agreement without the prior written consent of COMPANY and shall give COMPANY thirty
(30) days prior written notice of any transaction affecting the majority ownership of the DISTRIBUTOR which shall be considered an assignment under this agreement. Any attempted assignment without COMPANY'S prior written consent will be void.

VII.  GOVERNING LAWS

The rights and obligations of the parties hereunder shall be determined in accordance with the laws of the State of California, U.S.A. excluding the body of laws known as conflicts of law.

VIII.  NOTICES

All formal notices and communications hereunder shall be sent by certified mail, or facsimile (fax), with a copy sent by ordinary mail. It shall be deemed to have been given the date received in the case of certified mail, on on the receipt of facsimile (fax). Understanding that either party may from time-to-time change the address to which notices to it are to be sent, written notice of such change is to be given to the other party.

IX.  GENERAL CLAUSE

This Agreement embodies the entire Agreement of THE PARTIES with respect to the subject matter hereof. Any previous understanding, correspondence or Agreement, verbal or otherwise, between THE PARTIES is of no effect, for the amendments or modifications shall be made only in writing, specifically referring to this Agreement and signed by THE PARTIES. In the event of dispute between THE PARTIES, THE PARTY prevailing shall recover from THE OTHER PARTY reasonable attorney fees and costs.

IN WITNESS WHEREOF THE PARTIES hereto have caused this Agreement to be executed as of the date first written above, by their duly authorized officers or representatives.

DISTRIBUTOR                                  INFOIMAGING

"Katsumi Sato"                          "Charles Leysek"
-------------------------               -------------------------
Katsumi Sato                            Charles Leysek
President                               President
07/06/96                                07/06/96

                          ATTACHMENT A
                          CONFIDENTIAL
               INTERNATIONAL DISTRIBUTOR PRICING

PRODUCT                            PRICE

3D Fax Professional                $(*) Without User's Manual $(*)
3D Fax Standard                    $(*) Without User's Manual $(*)
3D Fax Personal                    $(*) Without User's Manual $(*)
3D Fax Basic                       $(*) Without Packaging $(*)
3D Fax Freeware                    $(*) Without Packaging $(*)
3D FaxPal                          $(*)
Smart Code                          Quoted per application

All prices are in U.S. Dollars, Ex COMPANY'S factory, Palo Alto, California,
USA.

Payment terms are Irrevocable Letter of Credit or Cash Wire Transfer.

*** Confidential Information Omitted

                          ATTACHMENT B
                        LIMITED WARRANTY

ITI warrants only (a) that the media on which the product is furnished and protection device will be free from defects in materials and workmanship under normal use for a period of 90 days from the date of delivery to you and (b) that the product will operate substantially as described in the user manual during that 90 day period.

YOU MUST ASSUME FULL RESPONSIBILITY FOR THE SELECTION OF THE PRODUCT TO ACHIEVE YOUR INTENDED PURPOSES, FOR THE PROPER INSTALLATION AND USE OF THE PRODUCT AND FOR VERIFYING THE RESULTS OBTAINED FROM USE OF THE PRODUCT. ITI DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE PRODUCT WILL MEET YOUR REQUIREMENTS, THAT THE PROGRAM IS FIT FOR ANY PARTICULAR PURPOSE OR THAT THE OPERATION OF THE PROGRAM WILL BE UNINTERRUPTED, ERROR FREE OR VIRUS FREE.

Should you discover a defect in the recording medium or an error in the product within the 90 day warranty period, then return the defective item to ITI. Include a copy of your receipt or other proof that the warranty period has not expired. ITI will, upon verification of the defect or error, either repair or replace the defective item or refund the amount paid.

THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL OR WRITTEN, ANY IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED.

                          ATTACHMENT C

                   EXCLUSIVE DISTRIBUTORSHIP
         TERMS, CONDITIONS AND PERFORMANCE COMMITMENTS

                            BETWEEN

                 INFOIMAGING TECHNOLOGIES, INC.
                              AND
                       REXTON CORPORATION

1.  PAYMENTS AS ADVANCES ON SALES

A. No later than June 28th, 1996 Rexton will pay to the Company $(*) ((*)) U.S. dollars as an advance on sales under this agreement.

B. No later than July 22nd, 1996 Rexton will pay to the Company an additional $(*) ((*)) U.S. dollars as an advance on sales.

C. During the term of this agreement each order, placed by Distributor and shipped by Company, in excess of $(*), will be discounted by (*)% until the aggregate discounts equal the total of $(*) of advances on sales
Distributor paid to Company. After such time Company will process and ship Distributors orders at full face value.

2.  ORDERS

A. Distributor will place orders for (*) ea. Business and (*) ea. Personal versions of Japanese 3DFAX Software for delivery in June 1996.

B. Distributor will place orders for (*) ea. Business and (*) ea. Personal versions of Japanese 3DFAX Software for delivery in July 1996.

C. Distributor agrees to do their best effort to place orders for (*) FAXPALS for delivery in July 1996. In any event Distributor will place an order for a minimum of (*) FAXPALS for delivery in July 1996. Product must meet Japanese Regulatories.

*** Confidential Portion Omitted

                          ATTACHMENT C

3.  EXCLUSIVITY AND SALES PERFORMANCE

A. Distributor sales commitments for the term of this agreement are as follows:

July 1, 1996 - December 31, 1996 =      (*)
January 1, 1997 - June 30, 1997 =       (*)
July 1, 1997 - December 31, 1997 =      (*)
January 1, 1998 - June 30, 1998 =       (*)
July 1, 1998 - December 31, 1998 =      (*)
January 1, 1999 - June 30, 1999 =       (*)

B. If the first twelve month goal is met by Distributor, Company will grant an automatic extension for a third year.

C. If Distributor fails to meet sales commitment within any six month period, it will have the following six month period to cumulatively meet that 12 month period commitment. Failure to do so establishes the right by the Company to terminate the exclusive portion of this agreement under the terms of Paragraph II.

*** Confidential Portion Omitted